Exhibit 10.7

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is executed to be effective as of July 13, 2024 (the “Effective Date”) by and between Sanara MedTech Inc., a Texas corporation (the “Company”), and Ms. Ann Beal Salamone, an individual residing in Florida, for purposes of amending that certain Consulting Agreement executed to be effective as of July 14, 2021, by and between the Company and Ms. Salamone (the “Agreement”). The Company and Ms. Salamone may be referred to singularly as “Party” or collectively as “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Agreement may be amended by a writing signed by both Parties;

WHEREAS, consistent with the terms hereof, the Parties desire to amend Sections 6(a), 6(b) and 6(c) of the Agreement to update the termination and renewal terms of the Agreement; and

WHEREAS, consistent with the terms hereof, the Parties desire to add Section 7(c) to provide certain exceptions to the confidentiality terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1. Sections 6(a), 6(b) and 6(c) of the Agreement are hereby amended by deleting said sections in their entirety and replacing them with the following:

“(a) This Agreement shall have an initial term of three (3) years and shall be automatically renewed for successive one-year terms for up to three (3) successive years, unless earlier terminated as set forth herein.

(b) This Agreement and Consultant’s engagement may be terminated by either party without cause at any time provided that the terminating party provides ninety (90) days advance written notice of termination to the other party.

(c) Reserved.”

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2. Section 7 of the Agreement is hereby amended by adding a subsection (c) as follows:

“(c) Notwithstanding any other provision of this Agreement, (i) Consultant may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Consultant or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information; and (ii) nothing in this Agreement is intended to interfere with Consultant’s right to (a) report possible violations of state or federal law or regulation to any governmental or law enforcement agency or entity, including the Securities and Exchange Commission (“SEC”); (b) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation; (c) file a claim or charge with the Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other governmental agency or entity; or (d) testify, assist, or participate in an investigation, hearing, or proceeding conducted by the SEC, EEOC, any state human rights commission, any other governmental or law enforcement agency or entity, or any court. For purposes of clarity, in making or initiating any such reports or disclosures or engaging in any of the conduct outlined in subsection (ii) above, Consultant may disclose Confidential Information to the extent necessary to such governmental or law enforcement agency or entity or such court, and need not seek prior authorization. Consultant is further notified in accordance with the Defend Trade Secrets Act of 2016 that she will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Consultant is further notified that if she files a lawsuit for retaliation against the Company for reporting a suspected violation of law, she may disclose the Company’s trade secrets to her attorney and use the trade secret information in the court proceeding if she: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.”

4. This Amendment supersedes all other prior oral or written agreements between Ms. Salamone and the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein. Except as specifically set forth in this Amendment, no other provision of the Agreement shall be deemed amended or modified and the Agreement shall otherwise remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed to be effective as of the Effective Date.

SANARA MEDTECH INC.

By:	/s/ Michael D. McNeil
Name:	Michael D. McNeil
Title:	Chief Financial Officer

CONSULTANT

/s/ Ann Beal Salamone
Ann Beal Salamone

Signature Page to

First Amendment to Consulting Agreement